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                                                                 EXHIBIT 3.1(AL)

                          CERTIFICATE OF INCORPORATION

                                       of

                      STANDARD FRUIT AND STEAMSHIP COMPANY

         FIRST: The name of this company is STANDARD FRUIT AND STEAMSHIP
COMPANY.

         SECOND: The registered office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

         THIRD: The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

         (1) To acquire, possess, own, hold, lease, operate, manage, cultivate, maintain, improve, sell, encumber and dispose of fruit, sugar, coffee, nut, vegetable, grain and other agricultural lands, farms, plantations, groves, orchards, timber lands and cattle lands and ranches, and to conduct agricultural and ranch operations at such place or places in any part of the world as the Directors may from time to time select; and in connection therewith, to engage in the production, buying, selling, transportation and marketing of all kinds of agricultural, horticultural, forest and timber products and cattle and other animals.

         (2) To buy, sell, deal in, deal with, import and export fruit, vegetables, nuts, poultry, provisions, sugar, coffee, grain, meat and other produce, products, articles and commodities, raw and/or manufactured; to trade generally in all manner of foreign and domestic products, raw (in their natural condition or tinned-canned or preserved) and/or manufactured, and in cattle, poultry and other animals, and in timber and all the products and by-products thereof; to conduct and carry on a mercantile establishment or establishments for the purposes aforesaid and for general commercial purposes; to conduct and carry on the business of refiners, lumbermen and manufacturers, miners, driller, prospectors, packers, brokers, stockowners and breeders.

         (3) To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

         (4) To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property; and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

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         (5)      To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

         (6) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

         (7) To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

         (8) To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

         (9) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

         (10) The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation,


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                  but the business and purposes specified in each of the
                  foregoing clauses of this article shall be independent business and purposes.

         FOURTH: The total number of shares of capital stock which may be issued by the corporation is 100 shares, of the par value of $10 per share.

         FIFTH: The names and mailing addresses of each of the incorporators are as follows:

         NAME                                              MAILING ADDRESS
         David F. Anderson.......................    350 Delaware Trust Building
                                                     Wilmington, Delaware 19801

         Richard E. Poole........................    350 Delaware Trust Building
                                                     Wilmington, Delaware 19801

         SIXTH: The corporation shall have perpetual existence.

         SEVENTH: The number of Directors of the corporation shall be, as specified in the by-laws, not less than five (5), and such number may from time to time be increased or decreased by the stockholders or the board of directors as may be prescribed in the by-laws. Directors need not be stockholders

         EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         (1)      To make, alter or repeal the by-laws of the corporation.

         (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         (3) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         (4) By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member


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                  of the board of directors to act at the meeting in the place of any such absent or disqualified member.

         (5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholder's meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         NINTH: If the by-laws so provide, the stockholders and Board of Directors shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation, subject to the provisions of the laws of the State of Delaware, outside of said state at such place or places as may from time to time be designated by them, whether within or without the United States of America.

         TENTH: A director of the corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as vendor, purchaser or otherwise, nor shall any transaction or contract of the corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member, or any corporation of which any director is a shareholder, director or officer, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by vote of a majority of a quorum of the Board of Directors or of the Executive Committee without counting in such majority or quorum any director so interested or a member of a firm so interested or a shareholder, director or officer of a corporation so interested or (2) by a vote at a stockholders' meeting of the holders of record of a majority of all the outstanding shares of stock of the corporation entitled to vote or by a writing or writings signed by a majority of such holders (and any director holding stock entitled to vote may vote for the authorization, ratification or approval of any transaction or contract in which he was interested, directly or indirectly, as aforesaid with the same effect as if he were not directly or indirectly interested therein); nor shall any director be liable to account to the corporation for any profits realized by and from or through any such transaction or contract of the corporation authorized, ratified or approved as aforesaid by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a shareholder, director or officer, was interested in such transaction or contract.

         ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Delaware, pursuant to the General Corporation Law of the State of Delaware, being Chapter 1 of Title 8 of the Delaware Code, do make and file this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands and seals this 2nd day of January A.D., 1968.

                                            /s/ DAVID F. ANDERSON (Seal)
                                                 David F. Anderson

                                            /s/ RICHARD E. POOLE (Seal)
                                                 Richard E. Poole


STATE OF DELAWARE             )
                              ) ss:
COUNTY OF NEW CASTLE          )

                  BE IT REMEMBERED that on this 2nd day of January A.D., 1968, personally came before me, a Notary Public for the State of Delaware, DAVID F. ANDERSON and RICHARD E. POOLE, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

                  GIVEN under my hand and seal of office the day and year aforesaid.

                                                      /s/ LAURA M. LENTZ
                                                          Notary Public

                                                      [Notarial Seal]

                  I, ROBERT M. MOORE, secretary of Standard Fruit and Steamship Company do certify that the foregoing is a true and complete copy of the Certificate of Incorporation of the Standard Fruit and Steamship Company, as adopted January 2, 1968 and amended to date, and the same is in force at the date hereof.

                  IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation, this 12th day of February 1969.

                                          /s/ Robert M. Moore
                                          --------------------------------------
                                                        Secretary


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